UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2012
Jones Soda Co.
____________________________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
______________________________________ (State or other jurisdiction	_____________________ (Commission	__________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________________________________________________ (Address of principal executive offices)		_________________ (Zip Code)

Registrant's telephone number, including area code:	206-624-3357
Not Applicable
__________________________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Company is filing this Form 8-K/A to correct the number of votes reported in the election of directors, as reported in the Form 8-K filed on October 26, 2012, which previously included extraneous columns of data. The voting results in the election of directors are unchanged.
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Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Jones Soda Co. (the "Company") held on October 25, 2012, the Company's shareholders voted on the election of directors and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2012.
The shareholders elected the following six directors, who received the number of votes set forth opposite their respective names:

	For	Withhold	Broker Non-Votes
Mills A. Brown	8,876,696	326,711	22,154,552
Richard V. Cautero	8,880,094	323,313	22,154,552
Jennifer L. Cue	8,907,749	295,658	22,154,552
Michael M. Fleming	8,862,756	340,651	22,154,552
Matthew K. Kellogg	8,902,952	300,455	22,154,552
Susan A. Schreter	8,924,396	279,011	22,154,552

The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2012 by a vote of 30,615,228 shares for, 440,930 shares against, and 301,801 shares abstaining. There were no broker non-votes in connection with this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

October 29, 2012	By:	/s/ Carrie L. Traner
Carrie L. Traner, Vice President of Finance